EXHIBIT 99.1

FOR IMMEDIATE RELEASE

November 6, 2013

Huron Consulting Group Announces Third Quarter 2013 Financial Results

•	Revenues increased 7.9% to $174.7 million for Q3 2013 compared to $161.9 million in Q3 2012.

•	Operating income increased 51.3% to $31.1 million for Q3 2013 compared to $20.6 million in Q3 2012.

•	Adjusted EBITDA(6), a non-GAAP measure, was $31.5 million in Q3 2013 compared to $41.6 million in Q3 2012.

•	Diluted earnings per share from continuing operations for Q3 2013 was $0.75 compared to $0.47 in Q3 2012.

•	Adjusted diluted earnings per share from continuing operations(6), a non-GAAP measure, was $0.65 in Q3 2013 compared to $0.93 in Q3 2012.

•	Average number of full-time billable consultants(1) rose 11.0% to 1,559 for Q3 2013 compared to 1,405 for Q3 2012. Average number of full-time equivalent professionals(4) was 1,066 for Q3 2013 compared to 1,173 in Q3 2012.

•	Company raises its 2013 full year revenue guidance to a range of $685.0 million to $700.0 million, which includes approximately $5.0 million for the recent acquisition of Blue Stone International, LLC.

CHICAGO – November 6, 2013 – Huron Consulting Group Inc. (NASDAQ: HURN), a leading provider of business consulting services, today announced financial results for the third quarter ended September 30, 2013.

“Huron’s third quarter performance, highlighted by strong demand for our healthcare solutions, continues to demonstrate the value our consultants provide to clients who are highly focused on improving their strategic and operational performance,” said James H. Roth, chief executive officer and president, Huron Consulting Group. “The outlook across our businesses remains positive, and we are well positioned to drive future growth in those markets.”

Third Quarter 2013 Results

Revenues for the third quarter of 2013 were $174.7 million, an increase of 7.9%, compared to $161.9 million for the third quarter of 2012. The Company’s third quarter 2013 operating income increased 51.3% to $31.1 million, compared to $20.6 million in the third quarter of 2012. Net income from continuing operations was $17.2 million, or $0.75 per diluted share, for the third quarter of 2013 compared to $10.4 million, or $0.47 per diluted share, for the same period last year. Net income was $17.2 million, or $0.75 per diluted share, for the third quarter of 2013, compared to $10.5 million, or $0.47 per diluted share, for the same period last year.

Third quarter 2013 earnings before interest, taxes, depreciation and amortization (“EBITDA”)(6) increased 40.2% to $36.8 million, or 21.0% of revenues, compared to $26.2 million, or 16.2% of revenues, in the comparable quarter last year.

In evaluating the Company’s financial performance, management uses non-GAAP financial measures including Adjusted EBITDA(6) and Adjusted net income from continuing operations(6) that exclude the effect of the following items (in thousands):

	Three Months Ended September 30,
	2013	2012
Amortization of intangible assets	$1,440	$1,923
Restructuring charges	$—	$2,194
Restatement related expenses	$—	$68
Litigation settlement (gain) loss	$(5,300)	$—
Goodwill impairment charge	$—	$13,083
Tax effect	$1,544	$(6,840)

During the third quarter of 2013, the Company reached a settlement agreement to resolve a lawsuit brought by Huron, resulting in a gain of $5.3 million being recorded. Huron collected $2.6 million of the settlement amount during the fourth quarter of 2013, and the Company anticipates the remaining amount will be collected during the first quarter of 2014.

Adjusted EBITDA(6) was $31.5 million, or 18.0% of revenues, in the third quarter of 2013, compared to $41.6 million, or 25.7% of revenues, in the comparable quarter last year. Adjusted net income from continuing operations(6) was $14.8 million, or $0.65 per diluted share, for the third quarter of 2013 compared to $20.8 million, or $0.93 per diluted share, for the comparable period in 2012.

Reconciliations of the aforementioned non-GAAP financial measures to comparable GAAP measures are provided in the financial schedules accompanying this news release.

The average number of full-time billable consultants(1) rose 11.0% to 1,559 in the third quarter of 2013 compared to 1,405 in the same quarter last year. Full-time billable consultant utilization rate was 73.9% during the third quarter of 2013 compared with 73.8% during the same period last year. Average billing rate per hour for full-time billable consultants(3) was $234 for the third quarter of 2013 compared to $241 for the third quarter of 2012. The average number of full-time equivalent professionals(4) totaled 1,066 in the third quarter of 2013 compared to 1,173 for the comparable period in 2012.

Year-to-Date 2013 Results

Revenues for the first nine months of 2013 rose 14.4% to $509.2 million compared to $445.2 million for the first nine months of 2012. The Company’s operating income for the first nine months of 2013 rose 113.4% to $83.0 million compared to $38.9 million in the first nine months of 2012. Net income from continuing operations rose 156.2% to $44.3 million, or $1.95 per diluted share, for the first nine months of 2013 compared to $17.3 million, or $0.78 per diluted share, for the same period last year. Net income increased 148.6% to $44.3 million, or $1.95 per diluted share, for the first nine months of 2013 compared to $17.8 million, or $0.80 per diluted share, for the same period last year.

EBITDA(6) was $99.6 million, or 19.6% of revenues, for the first nine months of 2013, compared to $55.6 million, or 12.5% of revenues, for the same period in 2012.

In evaluating the Company’s financial performance, management uses non-GAAP financial measures including Adjusted EBITDA(6) and Adjusted net income from continuing operations(6) that exclude the effect of the following items (in thousands):

	Nine Months Ended September 30,
	2013	2012
Amortization of intangible assets	$4,347	$5,149
Restructuring charges	$596	$3,253
Restatement related expenses	$—	$1,785
Litigation settlement (gain) loss	$(6,450)	$1,150
Goodwill impairment charge	$—	$13,083
Tax effect	$603	$(9,701)

Adjusted EBITDA(6) was $93.8 million, or 18.4% of revenues, in the first nine months of 2013 compared to $74.8 million, or 16.8% of revenues, in the comparable period last year. Adjusted net income from continuing operations(6) was $43.4 million, or $1.91 per diluted share, for the first nine months of 2013 compared to $32.0 million, or $1.44 per diluted share, for the comparable period in 2012.

Reconciliations of the aforementioned non-GAAP financial measures to comparable GAAP measures are provided in the financial schedules accompanying this news release.

The average number of full-time billable consultants(1) increased 13.4% to 1,530 in the first nine months of 2013 compared to 1,349 in the same period last year. Full-time billable consultant utilization rate was 76.2% during the first nine months of 2013 compared with 75.4% during the same period last year. Average billing rate per hour for full-time billable consultants(3) was $219 for the first nine months of 2013 compared to $217 for the same period last year. The average number of full-time equivalent professionals(4) increased slightly to 1,112 in the first nine months of 2013 from 1,071 in the comparable period of 2012.

Operating Segments

Huron’s results reflect a portfolio of service offerings focused on helping clients address complex business challenges.

The Company’s year-to-date revenues by operating segment are as follows: Huron Healthcare (48%); Huron Legal (26%); Huron Education and Life Sciences (21%); and Huron Financial (5%). Financial results by segment are included in the attached schedules and in Huron’s forthcoming Form 10-Q filing for the quarter ended September 30, 2013.

Acquisition

On September 19, 2013, Huron entered into an agreement to acquire the assets of Blue Stone International, LLC, a provider of professional services supporting Oracle enterprise performance management, information management and business intelligence solutions. The transaction closed on October 1, 2013.

Outlook for 2013(7)

Based on currently available information, the Company raises guidance, which was previously announced on July 30, 2013, for full year 2013 revenues before reimbursable expenses in a range of $685.0 million to $700.0 million, which includes approximately $5.0 million for the recent acquisition of Blue Stone International, LLC. The Company also anticipates EBITDA in a range of $133.0 million to $138.0 million, Adjusted EBITDA in a range of $127.0 million to $132.0 million, GAAP diluted earnings per share in a range of $2.55 to $2.67, and non-GAAP Adjusted diluted earnings per share in a range of $2.60 to $2.72.

Management will provide a more detailed discussion of its outlook during the Company’s earnings conference call webcast.

Third Quarter 2013 Webcast

The Company will host a webcast to discuss its financial results today, November 6, 2013, at 5:00 p.m. Eastern Time (4:00 p.m. Central Time). The conference call is being webcast by Thomson and can be accessed at Huron Consulting Group’s website at http://ir.huronconsultinggroup.com. A replay will be available approximately two hours after the conclusion of the webcast and for 90 days thereafter.

About Huron Consulting Group

Huron Consulting Group helps clients in diverse industries improve performance, reduce costs, leverage technology, process and review large amounts of complex data, address regulatory changes, recover from distress and stimulate growth. Our professionals employ their expertise in administration, management, finance, operations, strategy and technology to provide our clients with specialized analyses and customized advice and solutions that are tailored to address each client’s particular challenges and opportunities to deliver sustainable and measurable results. The Company provides consulting services to a wide variety of both financially sound and distressed organizations, including healthcare organizations, leading academic institutions, Fortune 500 companies, governmental entities and law firms. Huron has worked with more than 90 of the top 100 research universities, more than 400 corporate general counsel, and more than 385 hospitals and academic medical centers. Learn more at www.huronconsultinggroup.com.

Use of Non-GAAP Financial Measures(6)

In evaluating the Company’s financial performance and outlook, management uses EBITDA, Adjusted EBITDA, Adjusted EBITDA as a percentage of revenues, Adjusted net income from continuing operations and Adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Management believes that such measures, as supplements to operating income, net income from continuing operations and diluted earnings per share from continuing operations and other GAAP measures, are useful indicators for investors. These useful indicators can help readers gain a meaningful understanding of our core operating results and future prospects. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.

Statements in this press release that are not historical in nature, including those concerning the Company’s current expectations about its future requirements and needs, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “provides,” “anticipates,” “assumes,” “can,” “will,” “meets,” “could,” “likely,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates,” “plans” or “continues.” These forward-looking statements reflect our current expectations about our future requirements and needs, results, levels of activity, performance, or achievements, including, without limitation, current expectations with respect to, among other factors, utilization rates, billing rates, and the number of revenue-generating professionals; that we are able to expand our service offerings; that we successfully integrate the businesses we acquire; and that existing market conditions continue to trend upward. These statements involve known and unknown risks, uncertainties and other factors, including, among others, those described under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012 that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. We disclaim any obligation to update or revise any forward-looking statements as a result of new information or future events, or for any other reason.

Media Contact:

Jennifer Frost Hennagir

312-880-3260

jfrost-hennagir@huronconsultinggroup.com

Investor Contact:

C. Mark Hussey

or

Ellen Wong

312-583-8722

investor@huronconsultinggroup.com

###

HURON CONSULTING GROUP INC.

CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues and reimbursable expenses:
Revenues	$174,735	$161,888	$509,178	$445,196
Reimbursable expenses	17,542	13,470	51,001	41,820

Total revenues and reimbursable expenses	192,277	175,358	560,179	487,016
Direct costs and reimbursable expenses (exclusive of depreciation and amortization shown in operating expenses):
Direct costs	106,087	89,283	315,084	277,942
Amortization of intangible assets and software development costs	675	787	2,007	3,071
Reimbursable expenses	17,531	13,405	51,000	41,808

Total direct costs and reimbursable expenses	124,293	103,475	368,091	322,821

Operating expenses and other operating gains:
Selling, general and administrative expenses	37,197	31,095	100,307	92,437
Restructuring charges	—	2,194	596	3,253
Restatement related expenses	—	68	—	1,785
Litigation settlement (gain) loss	(5,300)	—	(6,450)	1,150
Depreciation and amortization	4,968	4,879	14,624	13,585
Goodwill impairment charge	—	13,083	—	13,083

Total operating expenses and other operating gains	36,865	51,319	109,077	125,293

Operating income	31,119	20,564	83,011	38,902
Other income (expense), net:
Interest expense, net of interest income	(1,531)	(2,312)	(5,100)	(6,193)
Other income (expense), net	104	136	(35)	306

Total other expense, net	(1,427)	(2,176)	(5,135)	(5,887)

Income from continuing operations before income tax expense	29,692	18,388	77,876	33,015
Income tax expense	12,531	7,972	33,532	15,707

Net income from continuing operations	17,161	10,416	44,344	17,308
Income (loss) from discontinued operations, net of tax	10	47	(31)	518

Net income	$17,171	$10,463	$44,313	$17,826

Net earnings per basic share:
Net income from continuing operations	$0.77	$0.47	$1.99	$0.79
Income from discontinued operations, net of tax	$—	$0.01	$—	$0.02

Net income	$0.77	$0.48	$1.99	$0.81

Net earnings per diluted share:
Net income from continuing operations	$0.75	$0.47	$1.95	$0.78
Income from discontinued operations, net of tax	$—	$—	$—	$0.02

Net income	$0.75	$0.47	$1.95	$0.80

Weighted average shares used in calculating earnings per share:
Basic	22,386	21,950	22,293	21,881
Diluted	22,873	22,326	22,712	22,247

HURON CONSULTING GROUP INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

(Unaudited)

	September 30, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$30,781	$25,162
Receivables from clients, net	82,007	97,510
Unbilled services, net	82,381	47,232
Income tax receivable	2,765	192
Deferred income taxes, net	13,290	14,751
Prepaid expenses and other current assets	21,877	15,525

Total current assets	233,101	200,372
Property and equipment, net	35,968	33,805
Other non-current assets	16,614	15,322
Intangible assets, net	14,815	18,879
Goodwill	519,514	519,522

Total assets	$820,012	$787,900

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$8,620	$8,461
Accrued expenses	16,447	17,692
Accrued payroll and related benefits	61,956	61,672
Bank borrowings, current portion	25,000	—
Accrued consideration for business acquisitions, current portion	5,103	5,640
Income tax payable	221	7,872
Deferred revenues	13,114	15,388

Total current liabilities	130,461	116,725
Non-current liabilities:
Deferred compensation and other liabilities	4,892	6,973
Bank borrowings, net of current portion	150,000	192,500
Deferred lease incentives	10,163	6,936
Deferred income taxes, net	20,613	14,560
Accrued consideration for business acquisitions, net of current portion	—	4,885

Total non-current liabilities	185,668	225,854
Commitments and Contingencies

Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 25,224,317 and 24,793,327 shares issued at September 30, 2013 and December 31, 2012, respectively	244	240
Treasury stock, at cost, 1,980,776 and 1,880,809 shares at September 30, 2013 and December 31, 2012, respectively	(87,338)	(83,715)
Additional paid-in capital	438,135	420,825
Retained earnings	153,643	109,330
Accumulated other comprehensive loss	(801)	(1,359)

Total stockholders’ equity	503,883	445,321

Total liabilities and stockholders’ equity	$820,012	$787,900

HURON CONSULTING GROUP INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2013	2012
Cash flows from operating activities:
Net income	$44,313	$17,826
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,631	18,994
Share-based compensation	12,692	11,183
Allowances for doubtful accounts and unbilled services	3,153	1,723
Deferred income taxes	7,062	2,458
Goodwill impairment charge	—	13,083
Changes in operating assets and liabilities, net of businesses acquired:
(Increase) decrease in receivables from clients	13,200	9,532
(Increase) decrease in unbilled services	(36,083)	(10,698)
(Increase) decrease in current income tax receivable / payable, net	(10,218)	19,502
(Increase) decrease in other assets	(1,304)	2,738
Increase (decrease) in accounts payable and accrued liabilities	(2,018)	(4,783)
Increase (decrease) in accrued payroll and related benefits	891	(24,092)
Increase (decrease) in deferred revenues	(3,028)	(14,616)

Net cash provided by operating activities	45,291	42,850

Cash flows from investing activities:
Purchases of property and equipment, net	(14,383)	(14,344)
Net investment in life insurance policies	(842)	(569)
Purchases of businesses, net of cash acquired	(297)	(53,832)
Capitalization of internally developed software	(1,207)	—
Proceeds from note receivable	438	—

Net cash used in investing activities	(16,291)	(68,745)

Cash flows from financing activities:
Proceeds from exercise of stock options	39	30
Shares redeemed for employee tax withholdings	(760)	(3,874)
Tax benefit from share-based compensation	1,374	1,325
Proceeds from borrowings under credit facility	83,500	244,000
Repayments on credit facility	(101,000)	(215,000)
Payments for debt issue costs	(1,155)	(2,482)
Payments of capital lease obligations	—	(8)
Deferred acquisition payment	(5,356)	—

Net cash (used in) provided by financing activities	(23,358)	23,991

Effect of exchange rate changes on cash	(23)	36

Net increase (decrease) in cash and cash equivalents	5,619	(1,868)
Cash and cash equivalents at beginning of the period	25,162	5,080

Cash and cash equivalents at end of the period	$30,781	$3,212

HURON CONSULTING GROUP INC.

SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA

(Unaudited)

	Three Months Ended September 30,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2013	2012
Huron Healthcare:
Revenues	$86,957	$74,999	15.9%
Operating income	$30,772	$33,868	(9.1)%
Segment operating income as a percentage of segment revenues	35.4%	45.2%
Huron Legal:
Revenues	$45,263	$46,153	(1.9)%
Operating income	$15,138	$11,479	31.9%
Segment operating income as a percentage of segment revenues	33.4%	24.9%
Huron Education and Life Sciences:
Revenues	$34,806	$33,863	2.8%
Operating income	$7,773	$12,406	(37.3)%
Segment operating income as a percentage of segment revenues	22.3%	36.6%
Huron Financial:
Revenues	$7,223	$6,689	8.0%
Operating income	$664	$1,763	(62.3)%
Segment operating income as a percentage of segment revenues	9.2%	26.4%
All Other:
Revenues	$486	$184	164.1%
Operating loss	$(285)	$(428)	(33.4)%
Segment operating loss as a percentage of segment revenues	N/M	N/M
Total Company:
Revenues	$174,735	$161,888	7.9%
Reimbursable expenses	17,542	13,470	30.2%

Total revenues and reimbursable expenses	$192,277	$175,358	9.6%

Statement of Earnings reconciliation:
Segment operating income	$54,062	$59,088	(8.5)%
Items not allocated at the segment level:
Other operating expenses and gains	17,975	20,562	(12.6)%
Depreciation and amortization expense	4,968	4,879	1.8%
Goodwill impairment charge	—	13,083	(100.0)%

Total operating income	31,119	20,564	51.3%
Other expense, net	1,427	2,176	(34.4)%

Income from continuing operations before income tax expense	$29,692	$18,388	61.5%

Other Operating Data (excluding All Other):
Number of full-time billable consultants (at period end) (1):
Huron Healthcare (5)	942	835	12.8%
Huron Legal	143	134	6.7%
Huron Education and Life Sciences	425	406	4.7%
Huron Financial	62	65	(4.6)%

Total (5)	1,572	1,440	9.2%
Average number of full-time billable consultants (for the period) (1):
Huron Healthcare (5)	926	824
Huron Legal	146	128
Huron Education and Life Sciences	425	386
Huron Financial	62	67

Total (5)	1,559	1,405

HURON CONSULTING GROUP INC.

SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)

(Unaudited)

	Three Months Ended September 30,
Other Operating Data (continued):	2013	2012
Full-time billable consultant utilization rate (2):
Huron Healthcare (5)	80.2%	76.1%
Huron Legal	62.3%	66.9%
Huron Education and Life Sciences	64.4%	73.9%
Huron Financial	73.6%	56.9%
Total (5)	73.9%	73.8%
Full-time billable consultant average billing rate per hour (3):
Huron Healthcare (5)	$230	$243
Huron Legal	$271	$265
Huron Education and Life Sciences	$215	$214
Huron Financial	$331	$368
Total (5)	$234	$241
Revenue per full-time billable consultant (in thousands):
Huron Healthcare (5)	$87	$85
Huron Legal	$77	$81
Huron Education and Life Sciences	$64	$74
Huron Financial	$112	$96
Total (5)	$81	$82
Average number of full-time equivalents (for the period) (4):
Huron Healthcare (5)	53	55
Huron Legal	963	1,082
Huron Education and Life Sciences	47	33
Huron Financial	3	3

Total (5)	1,066	1,173
Revenue per full-time equivalent (in thousands):
Huron Healthcare (5)	$123	$96
Huron Legal	$35	$33
Huron Education and Life Sciences	$159	$164
Huron Financial	$106	$77
Total (5)	$45	$40

HURON CONSULTING GROUP INC.

SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA

(Unaudited)

	Nine Months Ended September 30,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2013	2012
Huron Healthcare:
Revenues	$244,648	$201,171	21.6%
Operating income	$91,440	$69,778	31.0%
Segment operating income as a percentage of segment revenues	37.4%	34.7%
Huron Legal:
Revenues	$131,296	$133,443	(1.6)%
Operating income	$28,869	$33,489	(13.8)%
Segment operating income as a percentage of segment revenues	22.0%	25.1%
Huron Education and Life Sciences:
Revenues	$107,666	$93,373	15.3%
Operating income	$28,672	$28,051	2.2%
Segment operating income as a percentage of segment revenues	26.6%	30.0%
Huron Financial:
Revenues	$25,068	$16,821	49.0%
Operating income	$7,995	$1,659	N/M
Segment operating income as a percentage of segment revenues	31.9%	9.9%
All Other:
Revenues	$500	$388	28.9%
Operating loss	$(701)	$(1,971)	(64.4)%
Segment operating loss as a percentage of segment revenues	N/M	N/M
Total Company:
Revenues	$509,178	$445,196	14.4%
Reimbursable expenses	51,001	41,820	22.0%

Total revenues and reimbursable expenses	$560,179	$487,016	15.0%

Statement of Earnings reconciliation:
Segment operating income	$156,275	$131,006	19.3%
Items not allocated at the segment level:
Other operating expenses and gains	58,640	65,436	(10.4)%
Depreciation and amortization expense	14,624	13,585	7.6%
Goodwill impairment charge	—	13,083	(100.0)%

Total operating income	83,011	38,902	113.4%
Other expense, net	5,135	5,887	(12.8)%

Income from continuing operations before income tax expense	$77,876	$33,015	135.9%

Other Operating Data (excluding All Other):
Number of full-time billable consultants (at period end) (1):
Huron Healthcare (5)	942	835	12.8%
Huron Legal	143	134	6.7%
Huron Education and Life Sciences	425	406	4.7%
Huron Financial	62	65	(4.6)%

Total (5)	1,572	1,440	9.2%
Average number of full-time billable consultants (for the period) (1):
Huron Healthcare (5)	891	807
Huron Legal	146	122
Huron Education and Life Sciences	431	352
Huron Financial	62	68

Total (5)	1,530	1,349

HURON CONSULTING GROUP INC.

SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)

(Unaudited)

	Nine Months Ended September 30,
Other Operating Data (continued):	2013	2012
Full-time billable consultant utilization rate (2):
Huron Healthcare (5)	83.5%	79.2%
Huron Legal	58.1%	68.8%
Huron Education and Life Sciences	66.7%	72.7%
Huron Financial	80.5%	55.2%
Total (5)	76.2%	75.4%
Full-time billable consultant average billing rate per hour (3):
Huron Healthcare (5)	$211	$210
Huron Legal	$239	$246
Huron Education and Life Sciences	$215	$212
Huron Financial	$337	$306
Total (5)	$219	$217
Revenue per full-time billable consultant (in thousands):
Huron Healthcare (5)	$254	$229
Huron Legal	$190	$238
Huron Education and Life Sciences	$204	$224
Huron Financial	$388	$238
Total (5)	$239	$229
Average number of full-time equivalents (for the period) (4):
Huron Healthcare (5)	54	59
Huron Legal	1,011	981
Huron Education and Life Sciences	44	30
Huron Financial	3	1

Total (5)	1,112	1,071
Revenue per full-time equivalent (in thousands):
Huron Healthcare (5)	$342	$285
Huron Legal	$102	$106
Huron Education and Life Sciences	$442	$484
Huron Financial	$429	$648
Total (5)	$128	$127

(1)	Consists of our full-time professionals who provide consulting services and generate revenues based on the number of hours worked.
(2)	Utilization rate for our full-time billable consultants is calculated by dividing the number of hours all of our full-time billable consultants worked on client assignments during a period by the total available working hours for all of these consultants during the same period, assuming a forty-hour work week, less paid holidays and vacation days.
(3)	Average billing rate per hour for our full-time billable consultants is calculated by dividing revenues for a period by the number of hours worked on client assignments during the same period.
(4)	Consists of consultants who work variable schedules as needed by our clients, as well as contract reviewers and other professionals who generate revenues primarily based on number of hours worked and units produced, such as pages reviewed and data processed. Also includes full-time employees who provide software support and maintenance services to our clients.
(5)	Effective January 1, 2013, a group within the Huron Healthcare segment that provides post-implementation services that was previously classified as full-time equivalents is now classified as full-time billable consultants due to the evolving nature of the services that they offer. Prior periods have been revised to reflect this change.

N/M – Not meaningful

HURON CONSULTING GROUP INC.

RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS TO

ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (6)

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues	$174,735	$161,888	$509,178	$445,196

Net income from continuing operations	$17,161	$10,416	$44,344	$17,308
Add back:
Income tax expense	12,531	7,972	33,532	15,707
Interest and other expenses	1,427	2,176	5,135	5,887
Depreciation and amortization	5,643	5,666	16,631	16,656

Earnings before interest, taxes, depreciation and amortization (EBITDA) (6)	36,762	26,230	99,642	55,558
Add back:
Restructuring charges	—	2,194	596	3,253
Restatement related expenses	—	68	—	1,785
Litigation settlement (gain) loss	(5,300)	—	(6,450)	1,150
Goodwill impairment charge	—	13,083	—	13,083

Adjusted EBITDA (6)	$31,462	$41,575	$93,788	$74,829

Adjusted EBITDA as a percentage of revenues (6)	18.0%	25.7%	18.4%	16.8%

HURON CONSULTING GROUP INC.

RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS

TO ADJUSTED NET INCOME FROM CONTINUING OPERATIONS (6)

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net income from continuing operations	$17,161	$10,416	$44,344	$17,308

Weighted average shares—diluted	22,873	22,326	22,712	22,247
Diluted earnings per share from continuing operations	$0.75	$0.47	$1.95	$0.78

Add back:
Amortization of intangible assets	1,440	1,923	4,347	5,149
Restructuring charges	—	2,194	596	3,253
Restatement related expenses	—	68	—	1,785
Litigation settlement (gain) loss	(5,300)	—	(6,450)	1,150
Goodwill impairment charge	—	13,083	—	13,083
Tax effect	1,544	(6,840)	603	(9,701)

Total adjustments, net of tax	(2,316)	10,428	(904)	14,719

Adjusted net income from continuing operations (6)	$14,845	$20,844	$43,440	$32,027

Adjusted diluted earnings per share from continuing operations (6)	$0.65	$0.93	$1.91	$1.44

(6)	In evaluating the Company’s financial performance, management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), Adjusted EBITDA, Adjusted EBITDA as a percentage of revenues, Adjusted net income from continuing operations, and Adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Our management uses these non-GAAP financial measures to gain an understanding of our comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect our ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing our business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. We believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.

HURON CONSULTING GROUP INC.

RECONCILIATION OF NON-GAAP MEASURES FOR FULL YEAR 2013 OUTLOOK

RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS TO

ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (7)

(In millions)

(Unaudited)

	Year Ending December 31, 2013
	Guidance Range
	Low	High
Projected revenues – GAAP	$685.0	$700.0

Projected net income from continuing operations – GAAP	$58.0	$61.0
Add back:
Income tax expense	44.0	46.0
Interest and other expenses	7.0	7.0
Depreciation and amortization	24.0	24.0

Projected earnings before interest, taxes, depreciation and amortization (EBITDA) (7)	133.0	138.0
Add back:
Restructuring charges	0.5	0.5
Litigation settlement gain	(6.5)	(6.5)

Projected adjusted EBITDA (7)	$127.0	$132.0

Projected adjusted EBITDA as a percentage of projected revenues (7)	18.5%	18.9%

RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS

TO ADJUSTED NET INCOME FROM CONTINUING OPERATIONS (7)

(In millions)

(Unaudited)

	Year Ending December 31, 2013
	Guidance Range
	Low	High
Projected net income from continuing operations – GAAP	$58.0	$61.0

Projected diluted earnings per share from continuing operations – GAAP	$2.55	$2.67

Add back:
Amortization of intangible assets	6.8	6.8
Restructuring charges	0.5	0.5
Litigation settlement gain	(6.5)	(6.5)
Tax effect	(0.3)	(0.3)

Total adjustments, net of tax	0.5	0.5
Projected adjusted net income from continuing operations (7)	$58.5	$61.5

Projected adjusted diluted earnings per share from continuing operations (7)	$2.60	$2.72

(7)	In evaluating the Company’s outlook, management uses Projected EBITDA, Projected adjusted EBITDA, Projected adjusted EBITDA as a percentage of revenues, Projected adjusted net income from continuing operations, and Projected adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Management believes that the use of such measures, as supplements to Projected net income from continuing operations and Projected diluted earnings per share from continuing operations and other GAAP measures, are useful indicators for investors. These useful indicators can help readers gain a meaningful understanding of the Company’s core operating results and future prospects without the effect of non-cash or other one-time items. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.